Exhibit 10.3

RHINO LONG-TERM INCENTIVE PLAN

SECTION 1.           Purpose of the Plan

The Rhino Long-Term Incentive Plan (the “Plan”) has been adopted by Rhino GP LLC, a Delaware limited liability company, the general partner (“General Partner”) of Rhino Resource Partners LP, a Delaware limited partnership (the “Partnership”).  The Plan is intended to promote the interests of the Partnership by providing to Employees, Consultants, and Directors incentive compensation awards based on Units to encourage superior performance.  The Plan is also contemplated to enhance the ability of the Partnership and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to advancing the business of the Partnership.

SECTION 2.           Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities or equity interests having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or equity interests or by contract or otherwise.

“Award” means an Option, Unit Appreciation Right, Restricted Unit, Phantom Unit, Other Unit-Based Award, or a Unit Award granted under the Plan, and includes a DER granted in tandem with respect to a Phantom Unit.

“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.

“Board” means the Board of Directors or Managers, as the case may be, of the General Partner.

“Change of Control” means, and shall be deemed to have occurred upon, any of the following events:  (a) any “person” or “group”, within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than (i) Wexford, the General Partner or an Affiliate of either, (ii) any fund or other entity owned, managed or otherwise controlled by Wexford, or (iii) any Person(s) who, on the effective date of the Plan, is (are) an owner(s) of the General Partner (or any Person who, subsequent to the effective date of the Plan, through inheritance from such an owner becomes a direct or indirect owner of the General Partner), (a “Third Party”) shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of more than 50% of the voting power of the voting securities of either the Partnership or the General Partner; or (b) the sale or other disposition, including by way of liquidation, by either the Partnership or the General Partner of all or substantially all of its assets, whether in a single or series of related transactions, to one or more Third Parties.  For clarity, an initial public offering of Units shall not constitute a Change of Control.

“Committee” means the Board, unless and to the extent the Board delegates its powers and duties as provided in Section 3.

“Consultant” means an individual, other than a Director or an Employee, who performs services for the benefit of the General Partner, the Partnership or an Affiliate of either.

“DER” means a contingent right, granted in tandem with a specific Phantom Unit, to receive with respect to a Phantom Unit subject to the Award an amount in cash, Units, Restricted Units, and/or Phantom Units equal in value to the cash distributions made by the Partnership with respect to a Unit during the period such Phantom Unit is “outstanding.”

“Director” means a member of the Board who is not also an Employee or a Consultant, and shall also include any individual who is appointed a member of the Board by Wexford (a “Wexford Director”).

“Disability” means, unless provided otherwise in the Award Agreement, an illness or injury that entitles the Participant to benefits under a long-term disability plan of the General Partner or an Affiliate.

“Employee” means an employee of the General Partner, the Partnership or an Affiliate of either.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the applicable date (or, if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in such reporting service approved by the Committee.  If Units are not traded on a national securities exchange or other market at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

“Option” means an option to purchase Units granted under the Plan.

“Other Unit-Based Award” means an Award granted pursuant to Section 6(d) of the Plan.

“Participant” means an Employee or Director granted an Award under the Plan.  With respect to a Wexford Director, Wexford or its assignee shall be deemed to be the Participant and not the individual appointed to the Board from time to time by Wexford.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

“Phantom Unit” means a notional Unit granted under the Plan that upon vesting entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and either is not exercisable by or payable to the Participant, as the case may be.

“Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“UDR” means a distribution made by the Partnership with respect to a Restricted Unit.

“Unit” means a Common Unit of the Partnership.

“Unit Appreciation Right” or UAR” means a contingent right that entitles the holder to receive all or part of the excess of the Fair Market Value of a Unit on the exercise date of the UAR over the exercise price of the UAR.  Such excess shall be paid in Units, cash or any combination thereof, in the discretion of the Committee.

“Unit Award” means a grant of a Unit that is not subject to a Restricted Period.

“Wexford” means Wexford Capital LP, a Delaware limited partnership.

SECTION 3.           Administration

The Plan shall be administered by the Committee.  Subject to applicable law and the following, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to a committee comprised solely of members of the Board and/or to the Chief Executive Officer of the General Partner, subject to such limitations on such delegated powers and duties as the Committee may impose, if any.  Upon any such delegation, all references in the Plan to the “Committee” shall be deemed to include such delegatees; provided, however, that a delegation to the Chief Executive Officer shall not limit the Chief Executive Officer’s right to receive Awards under the Plan.  Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer subject to Rule 16b-3 or a member of the Board or take any action provided in Section 7.  Subject to the terms of the Plan and applicable law, and any limitations provided in any delegations by the Board, the Committee shall have full power and authority, in addition to the other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time (including after the grant of an Award) and shall be final, conclusive, and binding upon all Persons, including the Partnership, the General Partner, any Affiliate, any Participant, and any beneficiary thereof.  Without limiting the foregoing, the Committee may delegate any or all of its administrative duties to any Person, subject to such limitations, if any, as the Committee may provide with such delegation.

SECTION 4.           Units

(a)           Limits on Units Deliverable.  Subject to adjustment as provided in Section 4(c), the number of Units that may be delivered with respect to Awards under the Plan is equal to 10% of the number of Common Units and subordinated units outstanding on the closing date of the initial public offering of Units.  Units withheld from an Award to satisfy the General Partner’s, Partnership’s or an Affiliate’s tax withholding obligations with respect to the Award or to pay the exercise price of an Award shall be considered Units delivered under the Plan for this purpose.  If any Award is forfeited, cancelled, exercised, paid, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (the grant of Restricted Units is not a delivery of Units for this purpose), the Units that were subject to such Award shall again be available for new Awards under the Plan.  There shall not be any limitation on the number of Awards that may be paid or settled in cash.

(b)           Sources of Units Deliverable Under Awards.  Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units newly issued by the Partnership, Units acquired in the open market, from any Affiliate of the Partnership or from any other Person, or may be any combination of the foregoing, as determined by the Committee in its discretion.

(c)           Anti-dilution Adjustments.  With respect to any “equity restructuring” event that could result in an additional compensation expense to the Partnership pursuant to the provisions of Statement of Financial Accounting Standards No. 123(R), Codified as “FASB Topic 718-Stock Compensation” (“FAS 123R”) if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to reflect such restructuring event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan after such event.  With respect to any other similar event that would not result in a FAS 123R accounting charge if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards in such manner as it deems appropriate with respect to such other event.

SECTION 5.           Eligibility

Each Employee, Consultant and Director shall be eligible to be designated a Participant by the Committee and receive an Award under the Plan; provided, however, any Award granted to a Wexford Director shall be treated, for all purposes, as a grant to Wexford or its assignee, as Wexford may direct or provide, and not to the individual serving on the Board on behalf of Wexford or its assignee.

SECTION 6.           Awards

(a)           Options and UARs.  The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options and UARs shall be granted, the number of Units to be covered by each Option or UAR, the exercise price therefor, the Restricted Period and other conditions and limitations applicable to the exercise of the Option or UAR, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)            Exercise Price.  The exercise price per Unit purchasable under an Option or subject to a UAR shall be determined by the Committee at the time the Option or UAR is granted and may not be less than the Fair Market Value of a Unit as of the date of grant of the Option or UAR.

(ii)           Time and Method of Exercise.  The Committee shall determine the exercise terms and the Restricted Period with respect to an Option or UAR grant, which may include, without limitation, (A) a provision for accelerated vesting upon the death or Disability of a Participant, the achievement of specified performance goals or such other events as the Committee may provide, and (B) the method or methods by which payment of the exercise price with respect to an Option may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Committee, withholding (netting) Units from the payment of the Award, a “cashless-broker” exercise through procedures approved by the Committee, or any combination of the above methods.

(iii)          Forfeitures.  Except as otherwise provided in the terms of the Option or UAR grant, upon termination of a Participant’s employment or consulting services with the Partnership, General Partner or their Affiliates, or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all unvested Options and UARs shall be forfeited by the Participant.  The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options or UARs.

(b)           Restricted Units and Phantom Units.  The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units and Phantom

Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards which may include, without limitation, a provision for accelerated vesting upon the death or Disability of a Participant, the achievement of specified performance goals and such other events as the Committee may provide.

(i)            DERs.  To the extent provided by the Committee, in its discretion, a grant of Phantom Units may include a tandem grant of DERs, which may provide that such DERs shall be paid directly to the Participant at the time of a distribution with respect to a Unit, be credited to a bookkeeping account (with or without interest in the discretion of the Committee), be “reinvested” in Restricted Units or additional Phantom Units and be subject to the same or different vesting restrictions as the tandem Phantom Unit Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.  DERs shall be credited to a Participant’s DER Account at the time of the corresponding distribution with respect to a Unit.  Absent any such provisions in the Award Agreement with respect to DERs granted in tandem with a Phantom Unit, upon a distribution with respect to a Unit, cash equal in value to such Unit distribution shall be paid promptly to the Participant by the General Partner without vesting restrictions with respect to each tandem Phantom Unit then held.

(ii)           UDRs.  To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that the distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be.  In addition, the Committee may provide that such distributions be used to acquire additional Restricted Units for the Participant.  Such additional Restricted Units may be subject to such vesting and other terms as the Committee may proscribe.  Absent such a restriction on the UDRs in the Award Agreement, upon a distribution with respect to the Restricted Unit, such distribution shall be paid promptly to the holder of the Restricted Unit without vesting restrictions.

(iii)          Forfeitures.  Except as otherwise provided in the terms of the Restricted Units or Phantom Units grant agreement, upon termination of a Participant’s employment or consulting services with the Partnership, General Partner or their Affiliates, or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Units and Phantom Units awarded the Participant shall be automatically forfeited on such termination.  The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units and/or Phantom Units.

(iv)          Lapse of Restrictions.

(A)          Phantom Units.  Upon or as soon as reasonably practical following the vesting of each Phantom Unit, but not later than 30 days after such vesting unless the Award Agreement specifically provides for a later date, subject to satisfying the tax withholding obligations of Section 8(b), the Participant shall receive from the General Partner one Unit or cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.

(B)           Restricted Units.  Upon or as soon as reasonably practical following the vesting of each Restricted Unit, subject to satisfying the tax withholding obligations of Section 8(b), the Participant shall have the restrictions removed from his or her Unit certificate so that the Participant then holds an unrestricted Unit.

(c)           Unit Awards.  Unit Awards may be granted under the Plan to such Employees, Consultants and Directors and in such amounts as the Committee, in its discretion, may select.  Such Awards may be in addition to, or in satisfaction of, cash compensation, whether base salary, incentive or deferred compensation or otherwise, due the individual.

(d)           Other Unit-Based Awards.  Other Unit-Based Awards may be granted under the Plan to such Employees, Consultants and Directors and in such amounts as the Committee, in its discretion, may select.  An Other Unit-Based Award shall be an award denominated in, valued in or otherwise based on or related to Units, in whole or in part.  The Committee shall determine the terms and conditions of any such Other Unit-Based Award.  Upon vesting, an Other Unit-Based Award may be paid in cash, Units (including Restricted Units) or any combination thereof as provided in the Award Agreement.

(e)           General.

(i)            Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Partnership, an Affiliate or any other Person.  Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Partnership, an Affiliate or any other Person may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii)           Limits on Transfer of Awards.

(A)          Except as provided in subparagraph (C) below, each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B)           Except as provided in subparagraph (A) above or subparagraph (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (or any permitted transferee or successor holder of the Participant) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the General Partner, the Partnership and their Affiliates.

(C)           To the extent specifically provided and approved by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities on such terms and conditions as the Committee may from time to time establish.

(iii)          Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee.

(iv)          Unit Certificates.  All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions.

(v)           Consideration for Grants.  Awards may be granted for such consideration, including services, as the Committee shall determine.

(vi)          Delivery of Units or other Securities and Payment by Participant of Consideration.  Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the General Partner is not reasonably able to obtain Units to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange.  No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award grant agreement (including, without limitation, any exercise price or tax withholding) is received by the General Partner or appropriate Affiliate.

SECTION 7.           Amendment and Termination.

Except to the extent prohibited by applicable law:

(a)           Amendments to the Plan.  Except as required by the rules of the principal securities exchange on which the Units are traded or provided in any Award Agreement and subject to Section 7(b) below, the Board may amend, alter, suspend, discontinue, or terminate the Plan in any manner without the consent of any member, Participant, other holder or beneficiary of an Award, or any other Person.  In addition, except in connection with a corporate transaction involving the General Partner (including, without limitation, any unit, unit split, extraordinary cash distribution, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of units), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without unitholder approval.  Notwithstanding the foregoing, the Plan may not be terminated with respect to an Award that is subject to Section 409A of the Internal Revenue Code of 1986, as amended, unless such termination would not result in the Award becoming subject to the additional tax under Section 409A.

(b)           Amendments to Awards.  Subject to Section 7(a), the Board or the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall materially reduce the vested rights or benefits (as contrasted with a contingent right or benefit) of a Participant (or holder) with respect to an outstanding Award without the consent of such Participant (or holder).  Notwithstanding anything in the Plan to the contrary, no amendment may be made with respect to an Award without the Participant’s consent that would cause the Participant to incur the additional tax provided under Section 409A with respect to such Award.

(c)           Actions Upon the Occurrence of Certain Events.  Upon the occurrence of a Change of Control, a recapitalization, reorganization, merger, consolidation, combination, exchange or change in the capitalization of the Partnership, any change in applicable law or regulation affecting the Plan or Awards thereunder, or any change in accounting principles affecting the financial statements of the General Partner or the Partnership, the Committee, in its sole discretion, without the consent of any Participant or holder of the Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or an outstanding Award:

(i)            provide for either (A) the termination of any Award in exchange for an amount of cash, if any, equal to the amount that would have been then attained upon the exercise or vesting of such Award (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event the Committee determines in good faith that no amount would have been then attained upon the exercise or vesting of such Award then such Award may be terminated by the Committee without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii)           provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;

(iii)          make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of (including the exercise price), and the vesting  and performance criteria included in, outstanding Awards, or both;

(iv)          provide that such Award shall be exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)           provide that the Award cannot be exercised or become payable after such event, i.e., the Award shall terminate upon such event.

Notwithstanding the foregoing, with respect to an above event that is an “equity restructuring” event that would result in a compensation expense pursuant FAS 123R, the provisions in Section 4(c) shall control to the extent they are in conflict with the discretionary provisions of this Section 7.

SECTION 8.           General Provisions.

(a)           No Rights to Award.  No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants.  The terms and conditions of Awards need not be the same with respect to each Participant.

(b)           Tax Withholding.  Unless other arrangements have been made that are acceptable to the Committee, the General Partner and any applicable Affiliate-employer is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes required to be withheld in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee to satisfy the tax withholding obligations with respect to such Award.  Notwithstanding the foregoing, with respect to any Participant who is subject to Rule 16b-3, such tax withholding automatically shall be effected by the General Partner “netting” or withholding Units otherwise deliverable to the Participant on the vesting or payment of such Award.

(c)           No Right to Continued Employment, Consulting or Board Membership.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or provide consulting services to the General Partner or any Affiliate or to remain on the Board, as applicable.  Furthermore, the General Partner or an Affiliate may at any time dismiss a Participant from employment or services or the Board free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other agreement.

(d)           Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

(e)           Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f)            Other Laws.  The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g)           No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Partnership or any participating Affiliate and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Partnership or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Partnership or any participating Affiliate.

(h)           No Fractional Units.  No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i)            Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j)            Facility Payment.  Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner that the Committee may select, and the General Partner and all Affiliates shall be relieved of any further liability for payment of such amounts.

(k)           Gender and Number.  Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(l)            Compliance with IRC Section 409A.  The Plan and the Award Agreements are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, or, if not exempt, to comply with Section 409A to the extent applicable.  To the extent Section 409A is applicable, the terms of the Plan and Award Agreements shall be construed as necessary to comply with Section 409A.  The provisions of Section 409A and the Treasury regulations thereunder required to be in the Plan or an Award Agreement are hereby incorporated by reference and shall control over any provision in conflict therewith, unless such provision expressly provides to the contrary.  If a payment under an Award is subject to the provisions of Section 409A(a)(2)(B)(i), such payment shall be delayed to comply with said Section and shall be paid in a lump sum (without interest) on (i) the first day that is more than six months after the Participant’s separation from service date or (ii) his death, if earlier.

(m)          Participation by Affiliates.  To the extent the Partnership has an obligation to reimburse the General Partner or an Affiliate for compensation paid for services rendered for the benefit of the Partnership, such reimbursements may be made by the Partnership directly or indirectly to the entity employing the Participant.

SECTION 9.           Term of the Plan.

The Plan shall be effective on the day immediately preceding the effective date of the initial public offering of Units; provided, however, no Award shall become vested or exercisable prior to the closing date of the initial public offering of Units.  Subject to the preceding sentence, the Plan shall continue until the earliest of (i) the date it is terminated by the Board, (ii) all Units available under the Plan have been paid to Participants or beneficiaries, or (iii) the 10th anniversary of the date the Plan is adopted by the Board; provided, however, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.